Exhibit 4.1

CERTIFICATE OF ELIMINATION OF DESIGNATION

OF THE

SERIES 2001-A PREFERRED STOCK

($0.01 Par Value)

OF

HAROLD'S STORES, INC.

Pursuant to Section 1032 of the General Corporation Act of the State of Oklahoma, the undersigned, Chief Executive Officer of Harold's Stores, Inc., an Oklahoma corporation (the "Corporation"), does hereby certify that the following resolution was duly adopted on June 20, 2002 by the Board of Directors of the Corporation, acting pursuant to the provisions of Section 1032.G.1 of the General Corporation Act of the State of Oklahoma:

WHEREAS, the Corporation filed a Certificate of Designation of the Series 2001-A Preferred Stock ($0.01 Par Value) of the Corporation (the "Certificate of Designation") with the Oklahoma Secretary of State on February 27, 2001;

WHEREAS, the Corporation designated 1,000,000 shares of preferred stock as Series 2001-A Preferred Stock in the Certificate of Designation, but none of such shares of Series 2001-A Preferred Stock are currently issued and outstanding; and

WHEREAS, it is necessary and desirable for the Corporation to eliminate the series of preferred stock designated as Series 2001-A Preferred Stock in the Certificate of Designation:

RESOLVED, that the Corporation shall not issue any shares which are subject to the Certificate of Designation previously filed with respect to the Series 2001-A Preferred Stock; and

FURTHER RESOLVED, that upon the filing of this Certificate of Elimination of Designation, all matters set forth in the Certificate of Designation with respect to the Series 2001-A Preferred Stock shall be eliminated from the Corporation's Certificate of Incorporation, in accordance with Section 1032.G.1 of the Oklahoma General Corporation Act.

Signature page follows this page.

IN WITNESS WHEREOF, Harold's Stores, Inc. has caused this Certificate of Elimination of Designation to be duly executed on its behalf by the undersigned, Clark J. Hinkley, Chief Executive Officer, and attested by Jodi L. Taylor, its Secretary, this 2nd day of August, 2002.

HAROLD'S STORES, INC.

By: /s/ Clark J. Hinkley

Clark J. Hinkley, Chief Executive Officer

Attest:

/s/ Jodi L. Taylor

Jodi L. Taylor, Secretary